Exhibit 10.46

FIFTH AMENDMENT
TO CERTAIN OPERATIVE AGREEMENTS

THIS FIFTH AMENDMENT TO CERTAIN OPERATIVE AGREEMENTS dated as of September 12, 2002 (this "Amendment") is by and among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation (the "Lessee" or the "Construction Agent"); WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (as successor to First Security Bank, National Association), a national banking association, not individually (in its individual capacity, the "Trust Company"), but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A to the Participation Agreement (hereinafter defined), individually, a "Lender" and collectively, the "Lenders"); WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), a national banking association ("First Union"), as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); the various banks and other lending institutions which are parties to the Participation Agreement from time to time as holders of certificates issued with respect to the PFG Real Estate Trust 1997-1 (subject to the definition of Holders in Appendix A to the Participation Agreement, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in Appendix A to the Participation Agreement.

W I T N E S S E T H:

WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of August 29, 1997 (as previously amended, the "Participation Agreement) and certain of the parties to this Amendment are parties to the other Operative Agreements relating to a lease facility (the "Facility") that has been established in favor of the Lessee.

WHEREAS, the parties to this Amendment desire to extend the Expiration Date and the expiration date for the final Renewal Term to June 9, 2005.

WHEREAS, the parties to this Amendment desire to amend Schedule 1.1 of the Credit Agreement to reflect the current status of such schedule after recent assignments made by Hibernia National Bank to the Lenders and after the purchase of the Property described in Lease Supplement No. 4.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

PART I

PARTICIPATION AGREEMENT

1.1 Appendix A to the Participation Agreement is hereby amended to modify the following defined term in its entirety as follows:

"Expiration Date" shall mean either (a) the Basic Term Expiration Date or (b) to the extent there are one or more Renewal Terms and the Lessee elects in accordance with the terms and provisions of Article XX of the Lease the Purchase Option or the Sale Option at the end of any such Renewal Term, then the Expiration Date shall be the date on which the final Renewal Term expires; provided, in no event shall the Expiration Date be later than June 9, 2005, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

1.2 Appendix A to the Participation Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

"PFG 2000 Agent" shall mean the Agent (as such term is defined in the PFG 2000 Participation Agreement).

"PFG 2000 Lease Financing" shall mean the financing transaction made available to the PFG Lessees pursuant to the (a) PFG 2000 Participation Agreement and (b) the other Operative Agreements (as such term is defined in the PFG 2000 Participation Agreement).

"PFG 2000 Lessees" shall mean each Lessee (as such term is defined in the PFG 2000 Participation Agreement).

"PFG 2000 Owner Trustee" shall mean the Owner Trustee (as such term is defined in the PFG 2000 Participation Agreement).

"PFG 2000 Participation Agreement" shall mean the Participation Agreement dated as of June 9, 2000 (as amended, restated, supplemented or otherwise modified from time to time, among the various entities which are parties thereto from time to time, as construction agents and lessees thereunder; Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association), as Owner Trustee under the PFG Real Estate Trust 2000-1; the various banks and other lending institutions which are parties thereto from time to time, as holders thereunder; the various banks and other lending institutions which are parties thereto from time to time, as lenders thereunder; and Wachovia Bank, National Association (as successor to First Union National Bank), as the agent for such lenders, and respecting the security documents thereunder as the agent for such lenders and such holders to the extent of their interest.

1.3 Appendix A to the Participation Agreement is hereby amended to modify in its entirety the pricing grid in the definition of "Applicable Percentage." The new pricing grid is as follows:

Pricing Level	Leverage Ratio	Applicable Percentage for Eurodollar Loans	Applicable Percentage for Eurodollar Holder Advances
Level I	> .50 to 1.0	0.750%	1.500%
Level II	>.40 to 1, but < .50 to 1.0	0.625%	1.400%
Level III	>.30 to 1, but < .40 to 1.0	0.500%	1.250%
Level IV	<.30 to 1.0	0.425%	1.175%

PART II

LEASE AGREEMENT

The second paragraph of Section 2.2 of the Lease Agreement is hereby amended in its entirety as follows:

To the extent no Default or Event of Default has occurred and is continuing, and if Lessee has not provided written notice to Lessor and the Agent at least one hundred twenty (120) days prior to the first day of the applicable Renewal Term of its determination to exercise its purchase option or sale option under Article XX hereof, the term of this Lease for each Property shall be automatically extended for up to three additional terms (each, a "Renewal Term"), each of the first two of such Renewal Terms to be of one year"s duration and the third such Renewal Term to extend to June 9, 2005, unless a later expiration date for such third Renewal Term has been expressly agreed to, at the request of Lessee, in writing by each of Lessor, the Agent, the Lenders and the Holders in their sole discretion. As a point of clarification, the first such Renewal Term shall commence as of the Basic Term Expiration Date. Notwithstanding the foregoing, Lessor and Lessee hereby agree and acknowledge that any exercise or attempted exercise by Lessee of its Purchase Option or Sale Option under Article XX hereof occurring prior to September 1, 2002 is hereby revoked and shall be of no force or effect, it being agreed that the term hereof has been extended for the third and final Renewal Term described above.

PART III

CREDIT AGREEMENT

Schedule 1.1 of the Credit Agreement is hereby amended in its entirety as set forth in Exhibit A to this Amendment.

PART IV
SECURITY AGREEMENT

4.1 Section 23 of the Security Agreement is amended by adding the following phrase at the beginning of the first paragraph of such Section 23:

Subject to the second paragraph of this Section 23,

4.2 Section 23 of the Security Agreement is amended by adding the following paragraph at the end of such Section 23:

Notwithstanding the foregoing provisions of this Section 23 or any other provision of any Operative Agreement, PFG has not granted and PFG shall not be deemed to have granted, any security interest in any inventory or receivable except for inventory and/or receivables which have been conveyed or transferred to the Borrower or which have been acquired with Advances. In addition, PFG covenants that it has not, and that PFG shall not at any time, use any Advance to acquire or finance any inventory and/or receivable for itself, as a part of the Trust Property or otherwise. The Agent acknowledges its obligations pursuant to Section 14.12 of the Participation Agreement with respect to the prior sentence.

PART V

MISCELLANEOUS

5.1 This Amendment shall be effective upon satisfaction of the following conditions:

(a) execution and delivery of this Amendment by the parties hereto and execution and delivery of such other documents, agreements or instruments deemed necessary or advisable by the Agent;

(b) receipt by the Agent of a certificate of a secretary or an assistant secretary of the Lessee (in form and in substance reasonably satisfactory to the Agent) certifying that a resolution has been adopted by the Lessee"s Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and certifying as to the incumbency of the officer of the Lessee executing this Amendment;

(c) receipt by the Agent of an officer"s certificate of the Lessee certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties of the Lessee set forth in the Participation Agreement are true and correct (except for any such representations and warranties which relate solely to an earlier time);

(d) receipt by the PFG 2000 Agent of all amounts due and owing by the PFG 2000 Lessees and/or the PFG 2000 Owner Trustee in connection with the PFG 2000 Lease Financing; and

(e) receipt by the appropriate parties of the fees and expenses incurred by the Agent or otherwise incurred by Wachovia Bank, National Association (as successor to First Union National Bank) (including without limitation legal fees and expenses) in connection with (A) the negotiation, preparation, execution and delivery of this Amendment, (B) the transactions contemplated herein, (C) any of the other Operative Agreements and/or (D) other transactions intended for PFG and/or its Affiliates.

5.2 Except as modified hereby, all of the terms and provisions of the Operative Agreements (including Schedules and Exhibits) shall remain in full force and effect.

5.3 The Lessee agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

5.4 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

5.5 This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PERFORMANCE FOOD GROUP COMPANY, as the Construction Agent and as the Lessee

By:

Name:

Title:

[signature pages continue]

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (as successor to First Security Bank, National Association), not individually, but solely as the Owner Trustee under the PFG Real Estate Trust 1997-1

By:

Name:

Title:

[signature pages continue]

WACHOVIA BANK, NATIONAL ASSOCIATION (as successor to First Union National Bank), as a Holder, as a Lender and as the Agent

By:

Name:

Title:

[signature pages continue]

SUNTRUST BANK, ATLANTA, as a Holder and as a Lender

By:

Name:

Title:

By:

Name:

Title:

[signature pages continue]

BANK ONE, NA, as a Lender

By:

Name:

Title:

[signature pages end]

Exhibit A

Schedule 1.1

	Tranche A Commitments		Tranche B Commitments
Name and Address of Lenders	Amount	Percentage	Amount	Percentage

Wachovia Bank, National Association (as successor to First Union National Bank) c/o Wachovia Securities, Inc. 301 South College Street, TW-17 Charlotte, North Carolina 28288-0174 Attention: Van Jones Telephone: (704) 383-6787 Telecopy: (704) 383-8108	$15,061,557.05	47.81%	$2,223,054.07	69.00%
SunTrust Bank, Atlanta 25 Park Place Mail Code 118 Atlanta, Georgia 30303 Attention: Mr. Brian K. Peters Telephone: (404) 827-6118 Telecopy: (404) 658-4905	$7,492,077.88	23.78%	$998,893.77	31.00%
Bank One, NA 153 West 51st Street, 6th Floor New York, New York 10019 Attention: Andrea S. Kantor Telephone: (212) 373-1023 Telecopy: (212) 373-1180	$8,949,855.13	28.41%	$0.00%	0.00%
Total	$31,503,490.06	100.00%	$3,221,947.84	100.00%